UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2019

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.

As previously announced, on August 1, 2019, Hologic, Inc. (“Hologic” or the “Company”) acquired approximately 46% of the outstanding shares of SuperSonic Imagine (“Supersonic”), an innovator in cart-based ultrasound products based in France, for a price per share of €1.50.

On August 30, 2019, the Company announced via a French press release that it has filed a Draft Offer Document with the Autorité des marchés financiers in France in connection with its mandatory tender offer (the “Offer”) to acquire all of the shares of Supersonic that it does not already own for a price of €1.50 per share in cash. The Offer is subject to the terms and conditions set forth in the draft offer document. The Company currently anticipates the Offer will close during the fourth calendar quarter of 2019.

Important Information About the Offer. The Offer is made exclusively in France. Its dissemination and access are subject to restrictions with respect to other countries.

With respect to the United States, it is specified that the Offer is not made, directly or indirectly, in the United States or to persons residing in the United States, and no acceptance of this Offer may come from the United States. No offer or solicitation of an offer to buy or sell any securities is being made to any U.S. Holders (as defined in accordance with applicable U.S. law). This offer has not been registered with or passed upon by the United States Securities and Exchange Commission. Consequently, no copy of the Draft Offer Document, and no other document relating to the Draft Offer Document or to the Offer may be sent by post or communicated or disseminated in the United States in any way whatsoever.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. The information in this Form 8-K contains forward-looking statements that involve certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include the ability to obtain necessary approvals for the tender offer, satisfaction of any terms and conditions of the proposed transaction and other factors that are described in the filings made by the Company with the SEC, including our Annual Report on Form 10-K. The Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2019	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel